Exhibit 32

M & F BANCORP, INC.

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of M & F Bancorp, Inc. (the "Company") certify that the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2008, as amended by Amendment No.1, as filed with the Securities and Exchange Commission on the date hereof (together the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	April 24, 2009	/s/ Kim D. Saunders Kim D. Saunders President and Chief Executive Officer

Dated:	April 24, 2009	/s/Lyn Hittle Lyn Hittle Chief Financial Officer

*This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.